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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6,2004

     Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

000-26110

    13-3124057

(State or Other Jurisdiction of

(Commission

(I.R.S. Employer

Incorporation or Organization)

File Number)

Identification Number)

4480 Cote de Liesse Nuite 355 Montreal Quebec Canada

H4N 2R1

                 (Address of Principal Executive Offices)

(Zip Code)

Registrant's telephone number, including area code: (514) 731-5552

(Former Name or Former Address if Changed Since Last Report)

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ITEM 3.02  Unregistered Sales of Equity Securities

On December 6, 2004, the Company concluded the sale of 682,500 common shares for a total offering price of $136,500. There were no sales commissions paid for this transaction.

T he sales were made pursuant to the exemption contained in Regulation S inasmuch as the purchasers were all non-U.S. persons as defined in such regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 6, 2004

VIROPRO, INC.

/s/ Richard Lee

_______________________________

Richard Lee, Sole Director and Officer

(acts as chief executive officer and principal accounting officer)